Exhibit 99.2

Kodak Announces Strategic Product and Technology Decisions

ROCHESTER, N.Y.--(BUSINESS WIRE)--March 15, 2016--Eastman Kodak Company (NYSE:KODK) today announced strategic decisions related to its Enterprise Inkjet and silver metal mesh touch sensor businesses, following in-depth management reviews of these business operations and discussions with customers, partners and other industry participants.

KODAK PROSPER Enterprise Inkjet Business

Kodak is in talks with prospective buyers about offers to purchase its KODAK PROSPER enterprise inkjet business, with its highly acclaimed PROSPER Press Platform, PROSPER S Series Imprinting Systems and related products.

Sagent Advisors, an independent investment bank, and DC Advisory, a European corporate finance adviser, which share Daiwa Securities, a Japanese investment bank, as a common shareholder, have been engaged by Kodak to manage the sale process.

“The PROSPER business has significant potential for accelerated growth,” said Jeff Clarke, Kodak Chief Executive Officer. “To achieve its full economic potential, PROSPER will be best leveraged by a company with a larger sales and distribution footprint in digital printing markets.”

“We have received strategic interest in the PROSPER business from companies and their financial representatives,” Clarke stated. “We will continue to invest in PROSPER during the sale process. This is an exceptional technology and product set, highly valued by the printing industry.”

“The market opportunity for PROSPER will expand even further with the planned introduction of KODAK ULTRASTREAM, a next-generation inkjet writing system with significantly enhanced performance,” said Philip Cullimore, President of Kodak’s Enterprise Inkjet Systems Division and the Micro 3D Printing & Packaging Division. “ULTRASTREAM will move production inkjet into the mainstream of commercial printing and packaging.”

Kodak will feature live demonstrations of ULTRASTREAM at drupa 2016, the print industry’s largest trade show, taking place in Dusseldorf, Germany later this year (May 31-June 10).

Silver Metal Mesh Technology

Functional 3D printing, including touch screen sensors, is an important element of Kodak’s portfolio, and Kodak will continue to develop leading-edge technology in this segment. After advancing both silver and copper metal mesh technologies, Kodak has decided to focus on copper. “Based on feedback from industry participants, it’s clear our fully additive copper metal mesh is the winning approach in terms of overall cost, setup cost and scalability to larger screens — where we see the most significant opportunities,” said Cullimore.

Kodak will exit its position in silver metal mesh development, but will continue to make silver halide film available to touch screen sensor manufacturers.

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

Cautionary Statement Regarding Forward-looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements are based upon Kodak’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2015 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources,” and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to comply with the covenants in its credit agreements; Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; the ability of Kodak to achieve cash forecasts, financial projections, and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt; Kodak’s ability to discontinue, sell or spin-off certain non-core businesses or operations, or otherwise monetize assets; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies, including its micro 3D printing of touch sensors; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability provide or facilitate financing for its customers; Kodak’s ability to attract and retain key executives, managers and employees; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak. There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

CONTACT:
Media:
Kodak
Louise Kehoe, +1-585-802-1343
louise.kehoe@kodak.com
or
Kodak
Nick Rangel, +1-585-615-0549
nicholas.rangel@kodak.com
or
Investors:
Kodak
David Bullwinkle, +1-585-724-4053
shareholderservices@kodak.com